EXHIBIT 10.13
                        [LETTERHEAD OF THE MILLER GROUP]

                               LETTER OF AGREEMENT

     This letter will confirm and constitute the agreement ("Agreement") as of the 17th day of June, 1997 between Capital Title Agency Inc. (hereinafter "CAPITAL TITLE" or the "COMPANY") and Miller Capital Corporation ("MCC") pursuant to which MCC will furnish to the Company certain management consulting, financial advisory and investor relations services.

1.   MCC SERVICES.

     MCC will perform the following services for the Company: (i) prepare a due diligence report of the Company's business plan and corporate structure; (ii) financial consultation with respect to the Company's funding requirements and projected associated costs to include preparation of reports and valuation meaningful to a private placement or public equity funding; (iii) advice and consultation with respect to financial structure, markets and placement of any equity offering; and (iv) investor relations services.

     It is expressly acknowledged and agreed by the parties hereto that MCC's obligations do not insure the successful negotiation of or obtaining of any type of Financing for the Company and any efforts by MCC for obtaining Funding for the Company shall be done on a "BEST EFFORTS" basis only. MCC is not a NASD registered broker/dealer.

     It is expressly acknowledged and agreed by the parties hereto that MCC and employees of MCC are independent contractors and are not employees or officers of the Company.

2.   PROVISION OF INFORMATION BY THE COMPANY.

     The Company acknowledges that MCC, in order to perform its services effectively under this Agreement and to satisfy such obligations, requires prompt receipt of all material information with respect to the Company, its operations and prospects. Accordingly, the Company will furnish to MCC copies of all financial statements, tax returns, reports and agreements executed in relation to the Company's business. The Company recognizes the necessity of promptly notifying, and will promptly notify, MCC of all material developments concerning the Company, its business and prospects and will supply MCC with information sufficient to enable MCC to make a determination as to its compliance with its own procedures as well as any legal requirements.

Capital Title Agency Inc.
June 16, 1997
Page 2

     MCC will have access to the Company's legal and accounting professionals and with prior approval from the Company access to outside legal counsel and accounting professionals at the Company's expense.

     MCC will accept and hold such Information in complete confidence for their use as contemplated hereby. The confidentiality obligations assumed by MCC hereunder will not apply to any Information which is presently in or subsequently becomes part of the public domain or is otherwise generally known or is obtained from any third party which is in possession of such Information through no fault of MCC.

3.   COMPENSATION TO MCC.

For services rendered under this Agreement, MCC shall receive the following compensation:

     A. MCC will receive $25,000 as compensation for a Due Diligence Report with payment due in full once funding from any private or public offering reaches a gross amount of $500,000 or within twelve (12) months of the date of this Agreement, whichever occurs first;

     B. The Company will pay to MCC a monthly fee of $5,500 as compensation for Investor Relations Services starting with the execution of this Agreement and continuing thereafter on a monthly basis for a period of twelve (12) consecutive months;

     C. Out-of-pocket expenses incurred by MCC in connection with the services to be performed by it hereunder will be payable by the Company upon submission by MCC of monthly invoices delineating such expense. Any expense over $500 must be approved by the Company in advance;

     D. MCC will receive a Success Fee in the form of a cash payment of the gross proceeds of any private or public Financing including any form of equity, convertible debt, debt with warrants, debt with equity incentives to the lender, or any other form of equity, debt or guarantees. Success Fee percentages are based on the type of Financing transaction completed on behalf of Capital Title with private placement fees being five (5%) percent of the gross proceeds for any

Capital Title Agency Inc.
June 16, 1997
Page 3

          Private Placement Funding; and secondary public offering fees being three (3%) percent of the gross proceeds for completing a Secondary Public Offering Funding; and

     E. Capital Title shall have sole discretion in determining what constitutes an acceptable Financing as contemplated by this Agreement. MCC shall earn the Success Fee only upon the closing or receipt of funds from a Financing as described in 3.D., above, and not merely for presenting a financing option or prospective investor which in Capital Title sole discretion is unacceptable.

4.   EXCLUSIVITY.

     A. From the effective date of this Agreement, the Company and its officers will not engage any other person or entity to serve as its agent or representative to provide services similar to those to be provided by MCC through the term of this Agreement without the prior written consent of MCC.

     B. If for a period of five (5) years after successfully closing a Financing, as contemplated under this Agreement, Capital Title desires to commence any Transaction (as hereinafter defined), Miller Capital Corporation shall have the right of first refusal to act as Capital Title's financial advisors, to arrange for placement agents or underwriters, as the case may be, with respect to any such Transaction or Transactions. For purposes of this Agreement, the term "Transaction" shall include each of the following; the purchase, sale, merger, consolidation or any other business combination, in one or a series of transactions, involving Capital Title, or any sale of securities of Capital Title or a New Entity effected pursuant to a private sale or an underwritten public offering. If Capital Title decides to pursue any such Transaction, and MCC exercise its right of first refusal provided hereunder, Capital Title and MCC will enter into an agreement appropriate to the circumstances, or, under any condition, MCC will receive a minimum fee of $200,000 for such Transaction or Transactions.


5.   COMPANY COVENANT RE MCC EMPLOYEES.

     The Company recognizes that client service officers and other employees of MCC are necessary for the continued servicing by MCC of its several clients.

Capital Title Agency Inc.
June 16, 1997
Page 4

Accordingly, the Company will not, during the term of this Agreement, and for a period of two years after its termination, employ any client service officer, account executive or other employee of MCC in any capacity.

6.   ASSIGNMENT.

     MCC recognizes the personal nature of the services to be performed by it and shall not transfer or assign to any other person, firm or corporation its responsibilities and obligations under this Agreement without prior approval of the Company. In the event that a merger, sale of assets or change of control of the Company or MCC shall occur, this Agreement shall be binding upon the successor and assigns of such party.

7.   INTEGRATION.

     This writing constitutes the full and complete agreement of the parties, which Agreement may not be modified by any method other than another writing signed by the parties.

8.   HEADINGS.

     The paragraph headings have been inserted for convenience and shall not be construed in a manner contrary to the text of this Agreement.

9.   ATTORNEY FEES.

     In the event of any action or proceeding to enforce the provisions of this Agreement, the prevailing party shall be entitled to its reasonable attorney fees, such fees to be set by a judge and not by a jury and to be included in any judgment entered in such action or proceeding.

10.  INDEMNIFICATION.

     Both MCC and the Company agree to indemnify the other company's respective directors, officers and employees against all losses and claims as is customary in advisory engagements. The provisions of this section shall survive any termination of the engagement that is the subject of this letter.

Capital Title Agency Inc.
June 16, 1997
Page 5

11.  EFFECTIVE DATE.

     This Agreement shall be effective as of the date and year first set forth above.

AGREED AND ACCEPTED:

     Please  confirm  that  the  foregoing   correctly  sets  forth  our  mutual
understanding by signing and returning the copy of this Agreement provided for that purpose.

Capital Title Agency Inc.                    Miller Capital Corporation
Donald R. Head                               Rudy R. Miller

By: /s/ Donald R. Head                       By: /s/ Rudy R. Miller
   ---------------------------                     ---------------------------
Title:  Chairman & CEO                       Title:  Chairman and President
      ------------------------                     ---------------------------
Date:                                        Date:   6-17-97
      ------------------------                     ---------------------------

                        [LETTERHEAD OF THE MILLER GROUP]


March 18, 1998


Mr. Donald R. Head
Chairman and Chief Executive Officer
CAPITAL TITLE GROUP, INC.
14555 North Scottsdale Road, Suite 320
Scottsdale, Arizona 85254

     RE: Amendments to the June 17, 1997, Letter of Agreement Between Capital Title Group, Inc. and Miller Capital Corporation

Dear Don:

Per our recent conversation, I have agreed to the following amendments (the "Amendments") to the Letter of Agreement between Capital Title Group; Inc. (the "Company") and Miller Capital Corporation ("MCC") dated June 17, 1997.

MCC agrees to the following Amendments in Section 3, Compensation to MCC.

     Item 3.D., page 2 and 3 is amended to:

          a. Exclude the five (5%) percent Success Fee due MCC regarding bank debt negotiated directly by the Company;

          b.   In the event MCC is asked to negotiate with any bank on behalf of
               the  Company,   a  mutually  agreed  upon  Success  Fee  will  be
               negotiated in good faith at the time of the transaction; and

          c. The Amendment further includes, the reduction of the three (3%) percent Success Fee of gross proceeds of a public offering to the following Success Fee schedule.

                  Gross Proceeds                            Success Fee Percent
                  --------------                            -------------------
                  $1 up to 10,000,000 million                 2.75 percent
                  $1 up to 20,000,000 million                 2.25 percent
                  $1. up to 30,000,000 million                1.75 percent
                  $1 to in excess of 30,000,000 million       1.25 percent

Mr. Donald R. Head
Capital Title Group, Inc.
March 18, 1998
Page 2


AMENDMENTS AGREE TO AND ACCEPTED:

Please confirm that the foregoing correctly sets forth our mutual understanding by signing and returning the copy of this Amendment to the Letter of Agreement dated June 17, 1997 provided for that purpose.


Capital Title Group, Inc.                          Miller Capital Corporation
Donald R. Head                                     Rudy R. Miller

By: /s/ Donald R. Head                             By: /s/ Rudy R. Miller
   -------------------------                          -------------------------
Title: Chairman and CEO                            Title: Chairman and CEO
      ----------------------                             ----------------------
Date: 3-18-98                                      Date: March 18, 1998
     -----------------------                            -----------------------


cc:  Ben Morris, President and Chief Executive Officer
     Sanders Morris Mundy